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                                                                    Exhibit 10.5


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (hereinafter referred to as this "AGREEMENT"), is entered into this 1st day of September, 1997, by and between the Bridgeport Savings and Loan Association, a savings and loan association incorporated under Ohio law (hereinafter referred to as the "EMPLOYER"), and Jon W. Letzkus, an individual (hereinafter referred to as the "EMPLOYEE");


WITNESSETH:

     WHEREAS, the EMPLOYEE is currently employed as the President and Managing Officer of the EMPLOYER;

     WHEREAS, as a result of the skill, knowledge and experience of the EMPLOYEE, the Board of Directors of the EMPLOYER desires to retain the services of the EMPLOYEE as the President and Managing Officer of the EMPLOYER;

     WHEREAS, the EMPLOYEE desires to continue to serve as the President and Managing Officer of the EMPLOYER; and

     WHEREAS, the EMPLOYEE and the EMPLOYER desire to enter into this AGREEMENT to set forth the terms and conditions of the employment relationship between the EMPLOYER and the EMPLOYEE;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the EMPLOYER and the EMPLOYEE hereby agree as follows:

1. EMPLOYMENT AND TERM.


     (a) TERM. Upon the terms and subject to the conditions of this AGREEMENT, the EMPLOYER hereby employs the EMPLOYEE, and the EMPLOYEE hereby accepts employment, as the President and Managing Officer of the EMPLOYER. The term of this AGREEMENT shall commence on the date hereof and shall end on August 31, 1998 unless extended by the EMPLOYER with the consent of the EMPLOYEE as provided in subsection (b) of this Section 1 (hereinafter referred to, together with such extensions, as the "TERM").


     (b) EXTENSION. On or before each anniversary of the date of this AGREEMENT, the Board of Directors of the EMPLOYER shall review this AGREEMENT, document its justification and approval of this AGREEMENT in the board minutes, and the TERM shall be extended for a one-year period beyond the then effective expiration date, provided the Board of Directors determines that this AGREEMENT should be extended. Any such extension shall be subject to the written consent of the EMPLOYEE.

2. DUTIES OF THE EMPLOYEE.


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     (a) GENERAL DUTIES AND RESPONSIBILITIES. The EMPLOYEE shall serve as the
President and Managing Officer of the EMPLOYER. Subject to the direction of the Board of Directors of the EMPLOYER, the EMPLOYEE shall have responsibility for the general management and control of the business and affairs of the EMPLOYER and shall perform all duties and shall have all powers which are commonly incident to the office of President and Managing Officer or which, consistent therewith, are delegated to him by the Board of Directors. Such duties shall include, but not be limited to, (i) managing the day-to-day operations of the EMPLOYER, (ii) managing the efforts of the EMPLOYER to comply with applicable laws and regulations, (iii) marketing of the EMPLOYER and its services, (iv) supervising other employees of the EMPLOYER, (v) providing prompt and accurate reports to the Board of Directors of the EMPLOYER regarding the affairs and conditions of the EMPLOYER, and (vi) making recommendations to the Board of Directors of the EMPLOYER concerning the strategies, capital structure, tactics, and general operations of the EMPLOYER.

     (b) DEVOTION OF ENTIRE TIME TO THE BUSINESS OF THE EMPLOYER. The EMPLOYEE shall devote his entire productive time, ability and attention during normal business hours throughout the TERM to the faithful performance of his duties under this AGREEMENT. The EMPLOYEE shall not directly or indirectly render any services of a business, commercial or professional nature to any person or organization other than the EMPLOYER and its sole shareholder, Ohio State Financial Services Corporation (hereinafter referred to as the "HOLDING COMPANY") without the prior written consent of the Board of Directors of the EMPLOYER; provided, however, that the EMPLOYEE shall not be precluded from (i) vacations and other leave time in accordance with Section 3(d) hereof; (ii) reasonable participation in community, civic, charitable or similar organizations; or (iii) the pursuit of personal investments which do not interfere or conflict with the performance of the EMPLOYEE's duties to the EMPLOYER. Nothing in this section shall limit the EMPLOYEE's right to invest in securities of any business that does not provide services or products of the type or competing with those provided by the EMPLOYER or its subsidiaries or affiliates.

3. COMPENSATION, BENEFITS AND REIMBURSEMENTS.

     (a) SALARY. The EMPLOYEE shall receive during the TERM an annual salary payable in equal installments not less often than monthly. The amount of such annual salary shall be $78,500 until changed by the Board of Directors of the EMPLOYER in accordance with Section 3(b) of this AGREEMENT.

     (b) ANNUAL SALARY REVIEW. On or before each anniversary of the date of this AGREEMENT, the annual salary of the EMPLOYEE shall be reviewed by the Board of Directors of the EMPLOYER and shall be set at an amount not less than $78,500, based upon the EMPLOYEE's individual performance and the overall profitability and financial condition of the EMPLOYER (hereinafter referred to as the "ANNUAL REVIEW"). The results of the ANNUAL REVIEW shall be reflected in the minutes of the Board of Directors of the EMPLOYER.


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     (c) EMPLOYEE BENEFIT PROGRAM. During the TERM, the EMPLOYEE shall be entitled to participate in all formally established employee benefit, bonus, pension and profit-sharing plans and similar programs that are maintained by the EMPLOYER from time to time, and all employee benefit plans or programs hereafter adopted in writing by the Board of Directors of the EMPLOYER, for which senior management personnel are eligible, including any employee stock ownership plan, stock option plan or other stock benefit plan (hereinafter collectively referred to as the "BENEFIT PLANS") in accordance with the terms and conditions of such BENEFIT PLANS, including but not limited to satisfaction of any participation or vesting requirements. Notwithstanding any statement to the contrary contained elsewhere in this AGREEMENT, the EMPLOYER may discontinue or terminate at any time any such BENEFIT PLANS, now existing or hereafter adopted, to the extent permitted by the terms of such plans and shall not be required to compensate the EMPLOYEE for such discontinuance or termination.

     (d) VACATION AND SICK LEAVE. The EMPLOYEE shall be entitled, without loss of pay, to be absent voluntarily from the performance of his duties under this AGREEMENT, in accordance with the policies periodically established by the Board of Directors of the EMPLOYER for senior management officials of the EMPLOYER. The EMPLOYEE shall not be entitled to receive any additional compensation from the EMPLOYER in the event of his failure to take the full allotment of vacation time in any calendar year. The EMPLOYEE shall be entitled to annual sick leave as established by the Board of Directors of the EMPLOYER for senior management officials of the EMPLOYER. In the event that any sick leave time shall not have been used during any calendar year, such leave shall accrue to subsequent calendar years, only to the extent authorized by the Board of Directors of the EMPLOYER. Upon termination of employment, the EMPLOYEE shall not be entitled to receive any additional compensation from the EMPLOYER for unused sick leave.

4. TERMINATION OF EMPLOYMENT.


     (a) GENERAL. In addition to the termination of the employment of the EMPLOYEE upon the expiration of the TERM, the employment of the EMPLOYEE shall terminate at any other time during the TERM (i) at the option of the EMPLOYER upon the delivery of written notice by the EMPLOYER of employment termination to the EMPLOYEE or (ii) at the option of the EMPLOYEE upon delivery by the EMPLOYEE of written notice of termination to the EMPLOYER if, in connection with, or within one year after a CHANGE IN CONTROL (hereinafter defined), the present capacity or circumstances in which the EMPLOYEE is employed are materially adversely changed (including, but not limited to, a material reduction in responsibilities or authority, or the assignment of duties or responsibilities substantially inconsistent with those normally associated with the EMPLOYEE'S position described in Section 2(a) of this AGREEMENT or the requirement that the EMPLOYEE perform his principal executive functions more than thirty-five (35) miles from his primary office as of the date of the commencement of the TERM of this AGREEMENT) before expiration of the TERM, or the EMPLOYEE'S compensation or other benefits provided under this AGREEMENT are materially reduced, unless such material benefit reductions are part of an institution-wide reduction.. The following subparagraphs (A), (B) and (C) of this Section 4(a) shall govern the obligations of the



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EMPLOYER to the EMPLOYEE upon the occurrence of the events described in such subparagraphs:


     (A) TERMINATION FOR JUST CAUSE. In the event that the EMPLOYER terminates the employment of the EMPLOYEE during the TERM because of the EMPLOYEE's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this AGREEMENT, willful violation of any law, rule, regulation or final cease-and-desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of this AGREEMENT (hereinafter collectively referred to as "JUST CAUSE"), the EMPLOYEE shall not receive, and shall have no right to receive, any compensation or other benefits for any period after such termination.

     (B) TERMINATION AFTER CHANGE OF CONTROL. In the event that, the employment of the EMPLOYEE is terminated for any reason other than JUST CAUSE or is terminated by the EMPLOYEE in accordance with Section 4(a)(ii) of this Agreement, then the following shall occur:


          (I) The EMPLOYER shall promptly pay to the EMPLOYEE or to his beneficiaries, dependents or estate an amount equal to the product of two, multiplied by the greater of the annual salary set forth in Section 3(a) of this AGREEMENT or the annual salary payable to the EMPLOYEE as a result of any ANNUAL REVIEW;

          (II) The EMPLOYEE, his dependents, beneficiaries and estate shall continue to be covered at the EMPLOYER's expense under all health, life, disability and other welfare benefit plans of the EMPLOYER in which the EMPLOYEE was a participant prior to the effective date of the termination of his employment as if the EMPLOYEE were still employed under this AGREEMENT until the earliest of the expiration of two years from the effective date of the termination of employment or the date on which the EMPLOYEE is included in another employer's benefit plans as a full-time employee; and

          (III) The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the EMPLOYER hereunder, except as specifically stated in subparagraph (II).

     In the event that payments pursuant to this subsection (ii) would result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (hereinafter collectively referred to as "SECTION 280G"), such payments shall be reduced to the maximum amount which may be paid under SECTION 280G without exceeding such limits. Payments pursuant to this subsection also may not exceed the limit set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision (hereinafter referred to as the "OTS").


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     (C) TERMINATION WITHOUT CHANGE OF CONTROL. In the event that the employment of the EMPLOYEE is terminated before the expiration of the TERM other than (A) for JUST CAUSE or (B) in connection with or within one year after a CHANGE OF CONTROL, then the following shall occur:


          (I) The EMPLOYER shall be obligated to continue to pay on a monthly basis to the EMPLOYEE, his designated beneficiaries or his estate, his annual salary provided pursuant to Section 3(a) or (b) of this AGREEMENT until the expiration of the TERM;

          (II) The EMPLOYER shall continue to provide to the EMPLOYEE, at the EMPLOYER's expense, health, life, disability, and other welfare benefits substantially equal to those being provided to the EMPLOYEE at the date of termination of his employment until the earliest to occur of the expiration of the TERM or the date on which the EMPLOYEE is included in another employer's benefit plans as a full-time employee; and

          (III) The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the EMPLOYER hereunder, except as specifically stated in subparagraph (II).

     In the event that payments pursuant to this subsection (iii) would result in the imposition of a penalty tax pursuant to SECTION 280G, such payments shall be reduced to the maximum amount which may be paid under SECTION 280G without exceeding those limits. Payments pursuant to this subsection also may not exceed the limit set forth in Regulatory Bulletin 27a of the OTS.

     (b) DEATH OF THE EMPLOYEE. The TERM automatically terminates upon the death of the EMPLOYEE. In the event of such death, the EMPLOYEE's estate shall be entitled to receive the compensation due the EMPLOYEE through the last day of the calendar month in which the death occurred, except as otherwise specified herein.

     (c) "GOLDEN PARACHUTE" PROVISION. Any payments made to the EMPLOYEE pursuant to this AGREEMENT or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. ss.1828(k) and any regulations promulgated thereunder.

     (d) DEFINITION OF "CHANGE OF CONTROL". A "CHANGE OF CONTROL" shall mean any one of the following events; (i) the acquisition of ownership or power to vote more than 25% of the voting stock of the EMPLOYER or the HOLDING COMPANY; (ii) the acquisition of the ability to control the election of a majority of the directors of the EMPLOYER or the HOLDING COMPANY; (iii) during any period of up to two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the EMPLOYER or the HOLDING COMPANY cease for any reason to constitute at least two-thirds thereof; provided, however, that any individual whose election or nomination for election as a member of the Board of Directors of the EMPLOYER or the HOLDING COMPANY was approved by a vote of at least two-thirds of the directors then in office shall be considered to


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have continued to be a member of the Board of Directors of the EMPLOYER or the
HOLDING COMPANY; or (iv) the acquisition by any person or entity of "conclusive control" of the EMPLOYER within the meaning of 12 C.F.R. ss.574.4(a), or the acquisition by any person or entity of "rebuttable control" within the meaning of 12 C.F.R. ss.574.4(b) that has not been rebutted in accordance with 12 C.F.R. ss.574.4(c). For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association, or other organization, but does not include the EMPLOYEE and any person or persons with whom the EMPLOYEE is "acting in concert" within the meaning of 12 C.F.R. Part 574.

5. SPECIAL REGULATORY EVENTS. Notwithstanding Section 4 of this AGREEMENT, the obligations of the EMPLOYER to the EMPLOYEE shall be as follows in the event of the following circumstances:

     (a) If the EMPLOYEE is suspended and/or temporarily prohibited from participating in the conduct of the EMPLOYER's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (hereinafter referred to as the "FDIA"), the EMPLOYER's obligations under this AGREEMENT shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the EMPLOYER shall pay the EMPLOYEE all or part of the compensation withheld while the obligations in this AGREEMENT were suspended and reinstate, in whole or in part, any of the obligations that were suspended;

     (b) If the EMPLOYEE is removed and/or permanently prohibited from participating in the conduct of the EMPLOYER's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the FDIA, all obligations of the EMPLOYER under this AGREEMENT shall terminate as of the effective date of such order; provided, however, that vested rights of the EMPLOYEE shall not be affected by such termination;

     (c) If the EMPLOYER is in default, as defined in section 3(x)(1) of the FDIA, all obligations under this AGREEMENT shall terminate as of the date of default; provided, however, that vested rights of the EMPLOYEE shall not be affected;

     (d) All obligations under this AGREEMENT shall be terminated, except to the extent of a determination that the continuation of this AGREEMENT is necessary for the continued operation of the EMPLOYER, (i) by the Director of the OTS, or his or her designee at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the EMPLOYER under the authority contained in Section 13(c) of the FDIA or (ii) by the Director of the OTS, or his or her designee, at any time the Director of the OTS approves a supervisory merger to resolve problems related to the operation of the EMPLOYER or when the EMPLOYER is determined by the Director of the OTS to be in an unsafe or unsound condition; provided, however that no vested rights of the EMPLOYEE shall not be affected by any such termination; and


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     (e) The provisions of this Section 5 are governed by the requirements of 12
C.F.R. Section 563b.39(b) and in the event that any statements in this Section 5 are inconsistent with 12 C.F.R. Section 563b.39(b), the provisions of 12 C.F.R.
Section 563b.39(b) shall be controlling.

6. CONSOLIDATION, MERGER OR SALE OF ASSETS. Nothing in this AGREEMENT shall preclude the EMPLOYER or the HOLDING COMPANY from consolidating with, merging into, or transferring all, or substantially all, of their assets to another corporation that assumes all of their obligations and undertakings hereunder. Upon such a consolidation, merger or transfer of assets, the term "EMPLOYER" as used herein, shall mean such other corporation or entity, and this AGREEMENT shall continue in full force and effect.

7. CONFIDENTIAL INFORMATION. The EMPLOYEE acknowledges that during his employment he will learn and have access to confidential information regarding the EMPLOYER and its customers and businesses. The EMPLOYEE agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any confidential information, unless or until the EMPLOYER consents to such disclosure or use or such information is otherwise legally in the public domain. The EMPLOYEE shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to the EMPLOYER, its subsidiaries, or affiliates, or to any of the businesses operated by them, and the EMPLOYEE confirms that such information constitutes the exclusive property of the EMPLOYER. The EMPLOYEE shall not otherwise knowingly act or conduct himself (a) to the material detriment of the EMPLOYER, its subsidiaries, or affiliates, or
(b) in a manner which is inimical or contrary to the interests of the EMPLOYER.

8. NON-ASSIGNABILITY. Neither this AGREEMENT nor any right or interest hereunder shall be assignable by the EMPLOYEE, his beneficiaries or legal representatives without the EMPLOYER's prior written consent; provided, however, that nothing in this Section 8 shall preclude (a) the EMPLOYEE from designating a beneficiary to receive any benefits payable hereunder upon his death, or (b) the executors, administrators, or other legal representatives of the EMPLOYEE or his estate from assigning any rights hereunder to the person or persons entitled thereto.

9. NO ATTACHMENT. Except as required by law, no right to receive payment under this AGREEMENT shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

10. BINDING AGREEMENT. This AGREEMENT shall be binding upon, and inure to the benefit of, the EMPLOYEE and the EMPLOYER and their respective permitted successors and assigns.

11. AMENDMENT OF AGREEMENT. This AGREEMENT may not be modified or amended, except by an instrument in writing signed by the parties hereto.


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12. WAIVER. No term or condition of this AGREEMENT shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this AGREEMENT, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

13. SEVERABILITY. If, for any reason, any provision of this AGREEMENT is held invalid, such invalidity shall not affect the other provisions of this AGREEMENT not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this AGREEMENT is held invalid or cannot be enforced, then any prior AGREEMENT between the EMPLOYER (or any predecessor thereof) and the EMPLOYEE shall be deemed reinstated to the full extent permitted by law, as if this AGREEMENT had not been executed.

14. HEADINGS. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this AGREEMENT.

15. GOVERNING LAW. This AGREEMENT has been executed and delivered in the State of Ohio and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Ohio, except to the extent that federal law is governing.

16. EFFECT OF PRIOR AGREEMENTS. This AGREEMENT contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the EMPLOYER or any predecessor of the EMPLOYER and the EMPLOYEE.

17. NOTICES. Any notice or other communication required or permitted pursuant to this AGREEMENT shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

     If to the EMPLOYER:

          Bridgeport Savings and Loan Association
          435 Main Street
          Bridgeport, Ohio  43912


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     with copies to:

          Terri Reyering Abare, Esq.
          Vorys, Sater, Seymour and Pease
          Atrium Two, Suite 2100
          221 East Fourth Street
          Cincinnati, Ohio  45202

     If to the EMPLOYEE:

          Mr. Jon W. Letzkus
          117 Euclid Avenue
          Wheeling, WV  26003

     IN WITNESS WHEREOF, the EMPLOYER has caused this AGREEMENT to be executed by its duly authorized officer, and the EMPLOYEE has signed this AGREEMENT, each as of the day and year first above written.

Attest:                                 Bridgeport Savings and Loan Association

                                        By:
---------------------------------          -------------------------------------
                                           its
                                              ----------------------------------

Attest:

---------------------------------       ----------------------------------------
                                        Jon W. Letzkus


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